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                                                                   EXHIBIT 99.11
Press Release


NEWS RELEASE
For Immediate Release / Thursday, February 2, 2001
Contact: Steve Romano (208) 331-8400
info@americanecology.com      www.americanecology.com


          AMERICAN ECOLOGY ACQUIRES ENVIROSAFE SERVICES OF IDAHO, INC.

        PROFITABLE IDAHO AND ILLINOIS HAZARDOUS WASTE OPERATIONS INCLUDED

      BOISE, Idaho - Jack Lemley, Chairman, President, and CEO of Boise, Idaho based American Ecology Corporation [NASDAQ: ECOL], today announced the acquisition of Envirosafe Services of Idaho, Inc. in a stock purchase from EnviroSource Corporation of Horsham, Pennsylvania.

      "This acquisition is a major step for our Company and is right in line with our targeted growth strategy," Lemley stated, adding "These well established, profitable waste treatment and disposal assets are a superb fit with American Ecology's existing core businesses."

      Operating as a wholly-owned subsidiary of American Ecology, the new company is expected to provide annual revenue of approximately $12 million and a significant, accretive contribution to earnings.

      Envirosafe Services of Idaho's principal operation is a hazardous waste treatment and disposal facility located in the southwestern Idaho desert. "Our new Idaho landfill operation extends American Ecology's existing, competitive position for hazardous waste in the western United States while significantly increasing the range of state-of-the art services we offer our customers," Lemley explained.

      Chief among these new services is a patented, U.S. EPA-approved steel mill waste treatment technology to stabilize and "delist" certain hazardous wastes generated by steel mills, allowing economical disposal as non-hazardous industrial waste.

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      In addition to the Idaho landfill operations, Envirosafe Services of Idaho is also licensed to use the patented delisting technology at a steel mill in Sterling, Illinois. "Acquiring this onsite contract and waste processing equipment provides us with valuable expertise in a new business that fits very well with our existing organization", Lemley commented.

      Stephen Romano, Vice President for Corporate Development with American Ecology, will serve as President of the Company's Idaho operations, which include the newly acquired subsidiary.

       "This unique combination of environmentally protective waste treatment technology, desert disposal capacity and client site services favorably expands American Ecology's capabilities", Lemley concluded.

      On Friday, February 2, at 10 am Mountain Time, Lemley will host an investor conference call to discuss the acquisition and respond to questions. Participants are invited to call (800) 553-9545. The participation code is 734798.

      American Ecology Corporation, through its subsidiaries, provides hazardous, PCB, low-level radioactive and non-hazardous waste services to commercial, industrial and government customers throughout the nation. The Company, which provides scientific solutions that protect people and the environment, operates state-of-the-art desert disposal facilities in Idaho, Nevada and Washington State. American Ecology also operates a hazardous waste disposal facility and adjacent municipal solid waste landfill in south Texas, and a radioactive materials processing facility in Tennessee. Headquartered in Boise, Idaho, the Company is the oldest and most experienced hazardous and low-level radioactive waste services company in the United States.

      This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they fail to materialize or prove incorrect, could cause the results of American Ecology and its subsidiaries to differ materially from those expressed or implied by such forward-looking statements. All statements other than historical fact are forward-looking statements, including any projections of earnings, revenues, or other financial items and any statements of the plans, strategies, and objectives of management. There can be no assurance that the business

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acquired will generate the expected level of future revenues or earnings, maintain existing contracts, or secure additional contracts. For information on factors that could cause actual results to differ from expectations, please refer to American Ecology Corporation's Report 10-K filed with the Securities and Exchange Commission.



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